As filed with the Securities and Exchange Commission on December 22, 2006
     Registration No. 333-[          ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

51job, Inc.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)
Building 3
No. 1387, Zhang Dong Road
Shanghai 201203
People’s Republic of China
Telephone: +(86-21) 6160-1888
(Address and Telephone Number, Including Areas Code, of Registrant’s Principal Executive Offices)

51job, Inc.
2000 Stock Plan
(Full Title of the Plan)

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, New York 10001
(800) 767-1553
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Leiming Chen
Simpson Thacher & Bartlett LLP
ICBC Tower, 7/F
3 Garden Road
Central, Hong Kong
+(852) 2514-7600

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of securities to be registered(1)	registered	per share	price	registration fee
Common shares, par value US$0.0001 per share	2,000,000 shares	$8.28(2)	$16,560,000(2)	$1,771.92(2)

(1)	The common shares being registered hereby may be represented by the Registrant’s American Depositary Shares, each of which represents two common shares. The American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of any of the common shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 filed with the Commission on July 9, 2004 (File No. 333-117254).
(2)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee, for common shares subject to stock options available for future awards under the 51job, Inc. 2000 Stock Plan were calculated based upon the average of the high price of $16.84 and low price of $16.28 of the Registrant’s American Depositary Shares on December 20, 2006, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
EX-5.1 OPINION OF MAPLES AND CALDER
EX-23.2 CONSENT OF PWC ZHONG TIAN CPAS LTD. CO.

EXPLANATORY NOTE
     The purpose of this Registration Statement on Form S-8 is to register an additional 2,000,000 common shares, par value US$0.0001 per share, for issuance pursuant to the 51job, Inc. 2000 Stock Plan. In accordance with General Instruction E to Form S-8, the contents of the Registrant’s registration statement on Form S-8 (Registration No. 333-124838) previously filed by the Registrant with the Securities and Exchange Commission on May 12, 2005 are incorporated herein by reference.
Item 8. Exhibits
     In accordance with General Instruction E to Form S-8, only those opinions and consents required by Item 8 are provided, as follows.

Exhibit No.	Description

5.1	Opinion of Maples and Calder

23.1	Consent of Maples and Calder (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers Zhong Tian CPAs Ltd. Co.

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China on December 22, 2006.

51JOB, INC.
By:	/s/ Rick Yan
Name:	Rick Yan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick Yan as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 22, 2006.

Signature	Title
/s/ Donald L. Lucas Donald L. Lucas	Director, Chairman of the Board of Directors
/s/ Rick Yan Rick Yan	Director, President and Chief Executive Officer (Principal executive officer)
/s/ David K. Chao David K. Chao	Director
/s/ Hiroyuki Honda Hiroyuki Honda	Director
/s/ Shan Li Shan Li	Director
/s/ Kathleen Chien Kathleen Chien	Chief Financial Officer (Principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of 51job, Inc., has signed this Registration Statement on December 22, 2006.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

Exhibit Index

5.1	Opinion of Maples and Calder

23.1	Consent of Maples and Calder (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers Zhong Tian CPAs Ltd. Co.

24.1	Power of Attorney (included on signature page hereto)

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